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                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form SB-2 of our report, dated November 11, 1999, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the audits of the consolidated financial statements of The Female Health Company and subsidiaries as of September 30, 1999, and for each of the two years then ended. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.




                                            /s/ McGLADREY & PULLEN, LLP



Schaumburg, Illinois
February 11, 2000